Exhibit 1

DEALER MANAGER AGREEMENT

June 28, 2023

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis

CS 70052

92547 Montrouge Cedex

France

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York
10018

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar, planta baja

28660 Boadilla del Monte

Madrid, Spain

The Bank of Nova Scotia, London Branch

201 Bishopsgate

6th Floor

London EC2M 3NS

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

Ladies and Gentlemen:

1.          Offer. The Republic of Chile (the “Republic”) plans to make an invitation (the “Offer”) to holders of certain outstanding notes of the Republic as set forth on Schedule I hereto (collectively, the “Eligible Notes”) to submit offers to exchange Eligible Notes for the Republic’s New Notes listed on Schedule II hereto (the “New Notes”) on the terms and subject to the conditions set forth in this agreement (this “Agreement”) and the Prospectus Supplement (as defined in Section 8(a) below). The New Notes will be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) a copy of which was filed on May 5, 2015 with the Securities and Exchange Commission (the “Commission”) as an exhibit to a post-effective amendment to registration statement No. 333-183920, under Schedule B (“Schedule B”) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Republic is offering and plans to sell the New Notes pursuant to an underwriting agreement dated June 28, 2023, among the Republic and the underwriters named therein (the “New Notes Underwriting Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Prospectus Supplement.

The Base Prospectus (as defined in Section 8(a) below) together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) is hereinafter referred to as the “Prospectus;” and any reference to any amendment or supplement to the Base Prospectus, Prospectus Supplement or Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed with the Commission after the date hereof, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Prospectus. For purposes of this agreement (i) the Prospectus, as amended and supplemented as of the Expiration Date, (ii) any Issuer Free Writing Prospectus to be filed with the Commission relating to the Offer prior to the Settlement Date, (iii) any press release to be issued by the Republic relating to the Offer prior to the Settlement Date, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of this Disclosure Package, taken as a whole, used on or before the Expiration Date, are hereinafter referred to as the “Disclosure Package.”

2.          Appointment as Dealer Managers. The Republic hereby appoints you as exclusive Dealer Managers (the “Dealer Managers”) in connection with the Offer, and authorizes you to act as such on its behalf in the jurisdictions identified in Schedule III hereto, in accordance with this Agreement and the Prospectus. Subject to the terms of this Agreement and the Prospectus and compliance with applicable law, you agree to (1) advise the Republic with respect to the terms and timing of the Offer and assist the Republic in preparing any Prospectus, (2) use your reasonable best efforts to solicit tenders of Eligible Notes pursuant to the Offer (the “Tenders”), (3) communicate with brokers, dealers, commercial banks, trust companies and holders of the Eligible Notes (the “Holders”) with respect to the Offer and (4) perform the duties assigned to you in the Prospectus.

The Republic acknowledges that, in the course of providing their services hereunder, the Dealer Managers may retain the services of one or more of their respective global affiliates to perform certain services to be performed by the Dealer Managers hereunder, including the jurisdictions in Schedule III hereto, in which case each Dealer Manager shall be responsible for the performance of its affiliates, which are entitled to the benefits and subject to the obligations of the Dealer Managers under this Agreement, as applicable. No Dealer Manager shall be liable for any failure to perform services in jurisdictions where such Dealer Manager does not have an affiliate licensed to perform the services of a Dealer Manager.

3.          No Liability for Acts of Dealers, Commercial Banks and Trust Companies. Neither the Dealer Managers nor any of their respective affiliates shall have any liability (in tort, contract or otherwise) to the Republic or any other person asserting claims on behalf of or in right of the Republic for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than yourselves) or any commercial bank or trust company that solicits Tenders, and neither you nor any of your affiliates shall have any liability (in tort, contract or otherwise) to the Republic or any other person asserting claims on behalf of or in right of the Republic for any losses, claims, damages, expenses or liabilities arising in connection with the solicitation of Tenders pursuant to the Offer or as a result of either your engagement or any matter referred to in this Agreement, except for any such losses, claims, damages, expenses or liabilities incurred by the Republic or any other person asserting claims on behalf of or in right of the Republic that are attributable to the Dealer Managers’ or any of their respective affiliates’ bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining Tenders, you, as Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of the Republic, and neither you, as Dealer Managers nor any of your respective affiliates, shall be deemed an agent of the Republic, any Dealer, commercial bank or trust company or any other person. The Dealer Managers (i) shall not be liable to each other or the Republic for any act or omission of the other in connection with or related to the Offer; (ii) shall not be under any duty or obligation to make any determination regarding the validity of the Tenders to the other; (iii) shall not provide accounting, tax or legal advice; and (iv) may conclusively rely upon any statement made by or notice, direction, certificate, affidavit, statement or other paper, document or communication provided by the other in connection with the Offer.

4.          The Prospectus. (a)  Subject to applicable law, the Republic authorizes you to use, and agrees to furnish you with as many copies as you may reasonably request of, the Prospectus, any issuer free writing prospectuses as defined in Rule 433 under the Securities Act relating to the Offer (each, an “Issuer Free Writing Prospectus”), if any, to be filed with the Commission prior to the Settlement Date, any other free writing prospectus as defined in Rule 405 under the Securities Act relating to the Offer (each, a “Free Writing Prospectus”) that the parties hereto shall hereafter agree in writing to treat as part of the Prospectus. Subject to applicable law, the Republic shall instruct the Information and Exchange Agent (as defined herein) to make available (or distribute through any means as mutually agreed with the Dealer Managers) to each registered Holder of any Eligible Notes, as soon as practicable, copies of the Prospectus and any amendments and supplements thereto. Thereafter, to the extent practicable until the Expiration Date, the Republic shall use its best efforts to cause copies of such materials to be made available (or distributed through any means as mutually agreed with the Dealer Managers) to each person who becomes a Holder of record of any Eligible Note, upon request by such Holder, in each case subject to applicable law.

(b)        The Republic shall not amend or supplement the Prospectus, or file, use or publish any such amendment or supplement or other offering materials for use in connection with the Offer or the results of the Offer, or refer to the Dealer Managers in any such material (except in each case for any announcements or notices required by applicable law, rules or regulations), without the Dealer Managers’ prior written consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other material for use with any third party in connection with the Offer, without the Republic’s consent, which consent shall not be unreasonably withheld.

(c)        The Republic will advise you promptly of (i) the occurrence after the date hereof of any event which could cause the Republic to withdraw or terminate the Offer or would permit the Republic to exercise the right not to exchange or purchase the Eligible Notes tendered pursuant to the Offer or not to issue the New Notes, (ii) any requirement after the date hereof to amend or supplement any Prospectus, (iii) the issuance after the date hereof of any communication, comment or order by the Commission or any National Governmental Agency (and, if in writing, will furnish a copy thereof) which is relevant to the Offer and (iv) any other information relating to the Offer which you may from time to time reasonably request in the performance of your duties hereunder.

(d)        The Republic agrees (i) to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto, of the suspension of the qualification of the New Notes for offering or delivery in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing of the Registration Statement (as defined below), the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and (ii) promptly from time to time prior to the Expiration Date, and, if required in your reasonable judgment, after the Expiration Date, to take such action as you may reasonably request to qualify the Offer and the New Notes for offering and delivery under the Blue Sky or investment laws of such jurisdictions in the United States as you may reasonably request and to comply with such laws so as to permit the continuance of the Offer and delivery and dealings in the New Notes in such jurisdictions for as long as may be necessary to complete the Offer, provided that in connection therewith the Republic shall not be required to file a general consent to service of process in any jurisdiction.

(e)        The Republic agrees, if the delivery of a prospectus is required by law at any time prior to the expiration of 120 days after the time of issue of the Prospectus in connection with the Offer and if any event relating to or affecting the Republic, or of which the Republic is advised in writing by the Dealer Managers, shall occur, which should be set forth in a supplement to or an amendment of the Prospectus in order to make the statements set forth in the Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare (subject to the Dealer Managers’ prior written consent pursuant to Section 4(b)) and furnish to the Dealer Managers and the dealers named by any of the Dealer Managers a reasonable number of copies of a supplement to or supplements or an amendment or amendments of the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case any Dealer Manager or dealer is required to deliver a prospectus after the expiration of 120 days after the time of issue of the Prospectus, the Republic, upon the request of such Dealer Manager or dealer, will furnish to such Dealer Manager or dealer, a reasonable quantity of a supplemented or amended Prospectus, or supplements to or amendments of the Prospectus, complying with Section 10(a) of the Securities Act.

5.          Compensation. (a)  In consideration of services provided hereunder as Dealer Managers, the Republic shall pay the Dealer Managers a fee in euros equal to 0.04% of the aggregate principal amount of New Notes issued pursuant to the Offer. For the avoidance of doubt, if no New Notes are issued pursuant to the Offer, no fee will be due or payable.

(b)        All fees payable to the Dealer Managers hereunder shall be payable by the Republic to the Dealer Managers in euros in same-day funds through a money transfer to an account or accounts to be designated in writing by the Dealer Managers, and free and clear of any and all withholding or other similar taxes imposed by the Republic and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld, assessed by or within the Republic or any authority therein or thereof having power to tax; if any such taxes are payable, the fees payable hereunder shall be increased so that the amount paid shall be equal to the amount that would have been payable had such taxes not been applicable.

6.          Expenses. (a)  The Dealer Managers agree to pay, or reimburse the Republic for, the costs and expenses incurred in connection with the Offer and the issuance and delivery of the New Notes, including but not limited to: (i) the costs of printing the Registration Statement, the Prospectus Supplement and the Disclosure Package, (ii) the costs of distributing the Registration Statement, the Prospectus Supplement and the Disclosure Package, (iii) the initial, up-front fees and expenses of the Trustee, and any paying agent (including related fees and expenses of any counsel for such parties), (iv) all expenses and fees incurred in connection with the clearance of the New Notes for book-entry transfer through DTC, Euroclear and Clearstream Luxembourg, (v) the fees and expenses incurred in listing the New Notes on the International Securities Market (the “ISM”) of the London Stock Exchange (the “Stock Exchange”) and admitting the New Notes for trading thereon, (vi) the fee payable to the Commission in connection with the initial filing of the Registration Statements with the Commission, (vii) the fees and expenses of Chilean and United States counsel to the Republic in connection with the issuance of the New Notes (subject to any agreed caps), (viii) any fees and expenses of the Financial Industry Regulatory Authority, Inc. or the fees and expenses of qualifying the New Notes under any applicable securities laws of the several jurisdictions as provided for in Section 6(g) and preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel), (ix) all roadshow expenses (x) the fees and expenses of Chilean and United States counsel to the Dealer Managers in connection with the Offer and the issuance of the New Notes, (xi) the fees and expenses of any second party opinion provider or any expenses associated with the Republic’s sustainability-linked framework, (xii) the fees payable to the Information and Exchange Agent in connection with the Offer and (xiii) its own out-of-pocket expenses. The Republic agrees to pay, or reimburse the Dealer Managers for, costs and expenses (including, without limitation, all those set forth in clauses (i) through (xii) above, but excluding all those set forth in clause (xiii) above) incurred in connection with the Offer and the issuance of the New Notes to the extent the sum of all expenses payable by the Dealer Managers pursuant to clauses (i) to (xii) above, when taken together with all the expenses payable by the Dealer Managers pursuant to (i) the New Notes Underwriting Agreement, (ii) that certain other dealer manager agreement relating to an offer to purchase U.S. dollar-denominated notes of the Republic dated June 27, 2023 and (iii) that certain underwriting agreement relating to an offer to sell U.S. dollar-denominated notes of the Republic dated June 27, 2023, exceed U.S.$250,000, provided, however, that if this Agreement is terminated pursuant to Section 12 hereof, the Republic agrees to pay all reasonable and documented costs and expenses incurred in connection with the preparation of the Offer and to pay, or reimburse, the Dealer Managers for all of their reasonable and documented costs and expenses related to the transaction, including without limitation, the fees and expenses of Chilean and United States counsel. Notwithstanding the above, the Republic agrees to pay its own out-of-pocket expenses.

(b)        Expenses incurred in connection with the Offer shall be payable by the Republic to the Dealer Managers at a date to be agreed upon by the parties hereto in euros in same-day funds through a money transfer to an account or accounts to be designated in writing by the Dealer Managers, and free and clear of any and all withholding or other similar taxes imposed by the Republic and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld, or assessed by or within the Republic or any authority therein or thereof having power to tax; if any such taxes are payable, the expenses payable hereunder shall be increased so that the amount paid shall be equal to the amount that would have been payable had such taxes not been applicable.

7.          Agents; Securityholder Lists. (a)  Global Bondholder Services Corporation has been appointed to serve as Information and Exchange Agent (the “Information and Exchange Agent”) in connection with the Offer. You are authorized to communicate directly with the Information and Exchange Agent (and any other information agent, exchange agent or depositary designated or retained by the Republic) with respect to matters relating to the Offer. Any fees and expenses payable to the Information and Exchange Agent shall be borne by the Republic, as indicated in Section 6(a) hereof.

(b)        The Republic agrees to furnish to you, to the extent the same is available to the Republic, or to instruct the trustee or registrars for the Eligible Notes to furnish to you, cards or lists or copies thereof showing the names and addresses of, and principal amounts of Eligible Notes held by, the registered holders of such Eligible Notes as of a recent date, and shall include a provision in its agreement with the Information and Exchange Agent to inform you orally and in writing of any such other information as you may reasonably request in connection with your services hereunder. You agree to use such information only in connection with the Offer and not to furnish such information to any other person except in connection with the Offer.

8.          Representations, Warranties and Covenants of the Republic. The Republic represents, warrants and covenants to you that:

(a)        As of the date the Offer is commenced (the “Commencement Date”), as of the time and date the Offer expires (the “Expiration Date”) and as of the date the New Notes are issued and settled (the “Settlement Date”), the Republic meets the requirements for use of Schedule B under the Securities Act. The Republic has filed with the Commission a registration statement under Schedule B (No. 333-262548) covering the registration of the New Notes under the Securities Act and including the related base prospectus (in the form most recently filed with the Commission or prior to the date hereof, the “Base Prospectus”) and any documents included by reference therein. Such registration statement has been declared effective by the Commission, as amended as of the date of this Agreement. Such registration statement, as amended as of the date hereof, together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the New Notes and all documents incorporated by reference thereto, meet the requirements set forth in Commission Release No. 33-6424 (the “Release”) and Schedule B. The Republic proposes to file with the Commission, pursuant to Rule 424(b), a supplement to the Base Prospectus (the “Prospectus Supplement”) relating to the Offer and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. Such registration statement (including the Base Prospectus and any documents incorporated by reference in such registration statement), as amended as of the date hereof, including the exhibits thereto and all documents incorporated by reference in the Base Prospectus contained therein, if any, each as amended, at the date and time it became effective (the “Effective Time”), are hereinafter referred to as the “Registration Statement.”

(b)        Prior to the Settlement Date, the Republic will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus that shall not have previously been furnished to the Dealer Managers or of which the Dealer Managers shall not previously have been advised or to which the Dealer Managers shall have reasonably objected in writing.

(c)        As of the Commencement Date, the Expiration Date and the Settlement Date, the Registration Statement and the Prospectus, in each case, as amended or supplemented, complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder. The (i) Registration Statement, as amended as of the Effective Time and the date hereof, on the date of any filing pursuant to Rule 424(b) and on the Settlement Date, did not contain or will not contain, as applicable, an untrue statement of a material fact or omit or will not omit, as applicable, to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) Prospectus Supplement, on the date it is first filed in accordance with Rule 424(b), on the date of any amendment or supplement thereto and on the Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Republic makes no representations or warranties with respect to any statements or omissions contained herein, in the Registration Statement or the Prospectus Supplement made in reliance upon and in conformity with the information furnished in writing to the Republic by the Dealer Managers, expressly for use in the Registration Statement or the Prospectus Supplement, which information is limited to the names, contact information and addresses of the Dealer Managers.

(d)        The Disclosure Package complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions set forth in Schedule III in which you are authorized to make offers pursuant to this Agreement, and the Disclosure Package (as amended or supplemented, if amended or supplemented), including any information incorporated by reference therein, as of the Commencement Date, the Expiration Date and the Settlement Date, does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you expressly for use in the Prospectus, which information is limited to the names, contact information and addresses of the Dealer Managers.

Since the respective dates as of which information is given in the Disclosure Package, there has not been any material change, or any event that would reasonably be expected to result in a prospective material change, in the financial, economic or fiscal condition of the Republic, or in the ability of the Republic to perform its obligations under this Agreement, otherwise than as set forth in or contemplated in the Disclosure Package or additional material or any amendment thereof.

(e)        The documents, if any, incorporated by reference in the Disclosure Package and the Prospectus Supplement, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Prospectus Supplement or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Disclosure Package or the Prospectus Supplement made in reliance upon and in conformity with information furnished in writing to the Republic by the Dealer Managers, expressly for use in the Disclosure Package or the Final Prospectus, it being understood and agreed that the only information furnished by the Dealer Managers is set forth in Sections 10(a) and Error! Reference source not found..

(f)         The Republic confirms that it will make or cause to be made an application, on behalf of the Republic, for the New Notes to be admitted to trading on the ISM.

(g)        [Reserved]

(h)        The Republic has, or had, as the case may be, full power and authority to execute and deliver each of this Agreement, the Indenture and the New Notes (collectively, the “Agreements”) and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder (including the Authorization contemplated thereunder), to incur the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and deliver the New Notes in exchange for Eligible Notes and to perform the terms thereof.

(i)         The filing of the Registration Statement and the issuance and delivery of the New Notes and the execution and delivery of this Agreement, the Indenture and the New Notes by the Republic and all other documents to be executed and delivered by the Republic hereunder (including the Authorization contemplated thereunder) have been duly authorized and have been or will be duly executed and delivered by the Republic, and this Agreement constitutes the valid and legally binding agreement of the Republic, enforceable against the Republic in accordance with its terms, subject, as to Section 11 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction.

(j)         The New Notes have been duly authorized, and, when issued, authenticated and delivered pursuant to the Offer and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Republic entitled to the benefits of the Indenture.

(k)        The Indenture has been duly authorized and executed by the Republic and constitutes a valid and legally binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

(l)         The New Notes will conform to the descriptions thereof contained in the Prospectus, as amended and supplemented with respect to the Offer, and taken as a whole the statements made under the captions “Description of the Securities” and “Description of the New Notes” in the Base Prospectus, the Prospectus Supplement and the Free Writing Prospectuses included in Schedule IV of the New Notes Underwriting Agreement, respectively, insofar as they purport to summarize the terms of the New Notes, constitute accurate, complete and fair summaries of such terms.

(m)       No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Chile or in the jurisdictions set forth in Schedule III (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of this Agreement and the New Notes by the Republic, or for the issue, exchange, delivery and performance of the New Notes as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements, against the Republic, except for the authorizations contained in Article 3 of Law No. 21,516, published in the Official Gazette of December 20, 2022 (the “2023 Budget Law”) and in Supreme Decree No. 2,432, issued on December 7, 2022 and published in the Official Gazette of February 8, 2023 of the Ministry of Finance of the Republic (the “Supreme Decree”) approving, among other things, the issuance of the New Notes, the terms of the Offer and the execution and delivery of this Agreement, which have been duly obtained and are in full force and effect on the Commencement Date and will be in full force and effect on the Settlement Date.

(n)        The Republic is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of external indebtedness for money borrowed, and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of external indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Offer, the Indenture, or the New Notes or which is otherwise material to the rights of the Holders. The execution, delivery and performance of this Agreement and the Indenture, the issuance and delivery of the New Notes, and the consummation of the other transactions contemplated hereunder and thereunder (and compliance with the terms hereof and thereof) do not and will not (i) conflict with or result in a breach of any provision of the Constitution of the Republic, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets, except, in each case, for those violations and defaults which individually and, in the aggregate, are not material to the Republic when taken as a whole. As used herein, the term “National Governmental Agency” means any ministry, department, agency, or autonomous regulatory authority of the Republic.

(o)        When duly issued and authenticated, the New Notes will constitute direct, general, unconditional and unsubordinated external indebtedness of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the New Notes will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the New Notes ratably with payments being made under any other external indebtedness.

(p)        Other than as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would, individually or in the aggregate, have a material adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Offer or the Agreements, or which are otherwise material in the context of the issue of the New Notes.

(q)        There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court clerk and consular fees in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder, and it is not necessary that the Agreements or the New Notes be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for their translation into Spanish for their submission to court in Chile).

(r)         This Agreement is in proper form under the laws of the Republic for its enforcement in the courts of Chile, and in any such legal action, such courts would recognize and give effect to the respective provisions of this Agreement, including Section 14(a) and, accordingly, apply its governing law, and Section 14(b) and, accordingly, enforce any final and conclusive judgment made by a New York court. However, for its enforceability and admissibility in evidence in the Republic, this Agreement would need to be translated into Spanish, unless executed in Spanish by all the parties hereto. This procedure could be carried out in relation to any document issued or executed in a language other than Spanish at any time prior to such document being admitted as evidence in a proceeding held in Chilean courts.

(s)        Other than as permitted by Regulation M under the Securities Exchange Act of 1934, as amended, neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the Offer or the exchange or resale of the New Notes; provided, however, that no representation or warranty is given by the Republic with respect to any of your actions as Dealer Managers or underwriters under the New Notes Underwriting Agreement.

(t)         The execution, delivery and performance of the Agreements and the other documents referred to therein, and the exchange of the New Notes and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise); provided, however, that the Republic is not permitted under the laws of the Republic to waive its immunity with respect to any attachment (prior to judgment or in aid of execution or otherwise) with respect to properties of the Republic located in Chile; or the movable and immovable property of the Republic which is destined for diplomatic or consular missions or to the residence of the head of such missions or for military purposes, including any such property which is property of a military character or under the control of a military authority or defense agency, or the rights or property of the Chilean Central Bank (Banco Central de Chile) abroad. The waiver of immunity by the Republic contained in Section 14 hereof, Section 9.7(e) of the Indenture and to be included in the terms and conditions of the New Notes, and the indemnification and contribution provisions contained in Section 11 hereof, do not conflict with Chilean law or public policy.

(u)        It is not necessary under the laws of the Republic that the Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of this Agreement, and the Dealer Managers will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of this Agreement.

(v)        No event has occurred and is continuing or circumstance arisen which, had the New Notes already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the New Notes.

(w)        Under currently existing Chilean law, Section 5 of this Agreement is legal, valid and binding, and no Chilean taxes, duties or other charges imposed by the Republic shall apply in connection thereto other than the taxes, if any, that might apply to the fees set forth under the New Notes Underwriting Agreement. The Dealer Managers are not subject to any taxes, duties or other charges imposed by the Republic or any political subdivision or taxing authority thereof or therein with respect to payments received by the Dealer Managers under Section 6 of this Agreement on account of excess reimbursement of expenses, provided that the payments to the Dealer Managers meet the guidelines issued on the matter by the Servicio de Impuestos Internos (SII), the Chilean Internal Revenue Service.

(x)         Each of this Agreement, the Indenture and the New Notes is in proper form under the laws of the Republic for the enforcement of a final and conclusive judgment in the courts of Chile, and in the legal action of such courts, such courts (i) would recognize and give effect to the respective provisions of this Agreement, the Indenture and the New Notes that such documents be governed by the laws of the State of New York and (ii) would accordingly enforce the final and conclusive judgment made by a New York court. However, for its enforceability and admissibility in evidence in the Republic, each such document would need to be duly translated into Spanish, unless executed in Spanish by all the parties thereto. This procedure could be carried out in relation to any document issued or executed in a language other than Spanish at any time prior to such document being admitted as evidence in a proceeding held in Chilean courts.

(y)        It is not necessary under the laws of the Republic that the Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreement and the Dealer Managers will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

(z)         There has been no public announcement by Fitch Ratings Limited (“Fitch Ratings”), Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Service (“Standard & Poor’s”) that the ratings accorded to the Republic’s debt securities in effect on the date hereof are under, or will be under, surveillance or review; and the Republic has not been informed by either Fitch Ratings, Moody’s or Standard & Poor’s that any of them intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities.

(aa)       Unless each of the conditions set forth in Section 10 below to be satisfied on the Expiration Date shall have been satisfied or waived, the Republic will not announce the acceptance of any Tender without giving prior notice to the Dealer Managers.

(bb)      The Republic will notify the Dealer Managers promptly if at any time prior to the Settlement Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in this Section 8 and will forthwith take such steps as the Dealer Managers may reasonably require to remedy and/or publicize the fact.

(cc)      The statements with respect to matters of Chilean law set forth in the Prospectus are correct in all material respects.

(dd)      The Republic is a member of, and is eligible to use the general resources of the International Monetary Fund.

(ee)      The Republic has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Offer.

(ff)        All material factual information contained in the updated Sustainability-Linked Bond Framework (the “Framework”) adopted by the Republic in June 2023 and made available on its website is true and accurate in all material respects, and the Republic’s commitments as described in the Framework are based on recent historical information and reasonable assumptions. The key performance indicators and sustainability performance targets as described in the Framework have been selected by the Republic on reasonable grounds. The parameters under which the key performance indicators and sustainability performance targets are structured as described in the Framework have been set by the Republic after careful consideration.

9.          Issuer Free Writing Prospectuses.

(a)        The Republic agrees that unless it obtains the prior consent of the Dealer Managers, which consent shall not be unreasonably withheld, it has not made and will not make any offers relating to the New Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided that the prior consent of the Dealer Managers shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

(b)        In connection with the Offer, each Dealer Manager, severally and not jointly, represents and covenants with the Republic that, unless such Dealer Manager has obtained or will obtain, as the case may be, the prior consent of the Republic, which consent shall not be unreasonably withheld, such Dealer Manager has not and will not use any Issuer Free Writing Prospectuses or any free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided, that the prior consent of the Republic shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

10.        Conditions Precedent. The Dealer Managers shall, by notice to the Republic (and in the case of paragraph (m) below, only after consultation with the Republic), be entitled to withdraw as Dealer Managers in connection with the Offer at any time if any of the conditions set forth in this Section 10 is not met, has not been satisfied or waived by the Dealer Managers and cannot be satisfied on or before the Expiration Date, or the Settlement Date, as applicable, and the obligations of the Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:

(a)        All representations and warranties and other statements of the Republic contained herein are now, and at all times during the Offer and until the Settlement Date will be, true and correct in all material respects.

(b)        The Republic at all times during the Offer shall have performed all of its respective obligations hereunder theretofore required to have been performed.

(c)        No stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect on the Commencement Date, the Expiration Date and the Settlement Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Commencement Date, the Expiration Date, and the Settlement Date and the Dealer Managers shall have received, on each of the Commencement Date and the Settlement Date, certificates dated, respectively, the Commencement Date and the Settlement Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Republic, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(d)        On each of the Commencement Date and the Settlement Date, Cleary Gottlieb Steen & Hamilton LLP, your United States counsel, shall have furnished to you, as Dealer Managers, such written opinions and letter, dated the respective date of delivery thereof, with respect to the validity of the Agreements, the Registration Statement, the Disclosure Package and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, in substantially the form of Annex I. In rendering their opinions, Cleary Gottlieb Steen & Hamilton LLP may rely as to all matters of Chilean law upon the opinions referred to in paragraphs (e) and (f) of this Section 10.

(e)        On each of the Commencement Date and the Settlement Date, Garrigues Chile Limitada, your special Chilean counsel, shall have furnished to you, as Dealer Managers, such written opinions and letter, dated the respective date of delivery thereof, with respect to the validity of the Agreements, the Registration Statement and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, in substantially the form of Annex II. In rendering such opinion, such counsel may rely as to all matters of United States Federal and New York law upon the opinion of Cleary Gottlieb Steen & Hamilton LLP referred to in paragraph (d) of this Section 10.

(f)         On each of the Commencement Date and the Settlement Date, Morales y Besa Abogados Limitada, special Chilean counsel to the Republic, shall have furnished to you their written opinions and letter, dated the respective date of delivery thereof in substantially the form of Annex III attached hereto. In rendering such opinion, such counsel may state that his opinion is limited to matters of Chilean law and may rely as to all matters of United States federal and New York law upon the opinion of Linklaters LLP referred to in paragraph (g) of this Section 10.

(g)        On each of the Commencement Date and the Settlement Date, Linklaters LLP United States counsel for the Republic, shall have furnished to you their written opinions and letter, dated the respective date of delivery thereof in substantially the form of Annex IV attached hereto. In rendering such opinions, such counsel may state that their opinions are limited to the federal laws of the United States and the laws of the State of New York and may rely as to all matters of Chilean law upon the opinions of Morales y Besa Abogados Limitada, referred to in paragraph (f) of this Section 10.

(h)        On or prior to the Settlement Date, there will have been delivered to you as Dealer Managers (i) certified copies of the Decree, together with a certified English translation thereof, and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and exchange of the New Notes and the execution of this Agreement and the Decree, and all such approvals, authorizations, consents and orders shall be in full force and effect.

(i)         On each of the Commencement Date and the Settlement Date, there will have been delivered to you as Dealer Managers certificates of duly authorized officials of the Republic, dated the Commencement Date and the Settlement Date, respectively, to the following effect (x) the representations and warranties of the Republic in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date or which are already qualified as to materiality, in which case such representations and warranties are true and correct), (y) the Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate and (z) no proceeding has been initiated, or to the best of his or her knowledge, threatened, to restrain or enjoin the Offer or the issuance or delivery of the New Notes by the Republic pursuant to the Offer or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Offer will be effected or pursuant to which the New Notes will be issued or to question the validity of the Offer or the New Notes and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part.

(j)          There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to any of the debt securities of the Republic by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(k)        On or prior to the Settlement Date, there shall have been delivered to you as Dealer Managers, in form and substance satisfactory to you, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the New Notes and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic as the case may be, and such other documents, opinions and certificates as you or your counsel may reasonably require.

(l)         Subsequent to the execution and delivery of this Agreement and on or prior to the Commencement Date or the Settlement Date there shall not have occurred any of the following: (i) in the opinion of the Dealer Managers, a change in Chilean, United States or international financial, political or economic conditions as would in the Dealer Managers’ reasonable judgment be likely to prejudice materially the success of the Offer; (ii) a suspension or material limitation of trading in (a) securities generally on the Stock Exchange or (b) the debt securities of the Republic in the United States; (iii) a major disruption in the settlement or clearance of debt securities services in the United States and such event shall continue until at least the business day preceding the Settlement Date; or (iv) a banking moratorium declared by either federal or New York state or Chilean authorities and any such event shall make it impractical to proceed with the Offer.

(m)        The Republic shall have furnished to the Dealer Managers on the Settlement Date such further information, certificates and documents and agreements as the Dealer Managers may reasonably request.

(n)        On the Settlement Date, the Republic shall tender the New Notes for Delivery.

The Dealer Managers may waive at their sole discretion and upon terms as they deem appropriate any of the conditions set forth above.

11.        Indemnification. (a)  The Republic agrees that it will indemnify and hold harmless each Dealer Manager and each of its respective affiliates, and individually each of their respective directors, officers, agents, employees and controlling persons, from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur, as incurred, or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses (A) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) arise out of or are based upon or asserted against such Dealer Manager in connection with its acting as a Dealer Manager in connection with the Offer, or (C) are caused by any breach by the Republic of any representation or warranty or failure to comply with any of the covenants or the agreements contained herein, or (D) to which any such indemnified person may become subject as a result of any indemnity extended by such indemnified person under the agreement to engage Global Bondholder Services Corporation as Information and Exchange Agent, and agrees to reimburse each such indemnified party, as incurred, for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of such Dealer Manager specifically for inclusion therein, which information is limited to the names, contact information and addresses of the Dealer Managers, or (B) are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified party.

(b)        Each Dealer Manager, severally and not jointly, agrees to indemnify and hold harmless the Republic and each of its officials who sign the Registration statement, against any and all losses, liabilities, claims, damages and expenses (as incurred, including reasonable attorneys’ fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in the Disclosure Package, in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Dealer Managers specifically for inclusion therein, which information is limited to the names, contact information and addresses of the Dealer Managers.

(c)        If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 11, the indemnified party shall promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 11; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11. The indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party (who shall not be counsel to the indemnifying party) to represent such indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iv) the counsel selected by the indemnifying party has a conflict of interest, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying parties or party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 11(b) hereof, any such firm shall be designated in writing by the Dealer Managers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under Section 11(b) or 10(c) hereof, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Republic on the one hand and the Dealer Managers on the other from the Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Republic on the one hand and the Dealer Managers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Republic on the one hand and the Dealer Managers on the other with respect to the Offer shall be deemed to be in the same proportion as (i) the sum of the aggregate New Notes and any other additional consideration paid by the Republic in consideration for the Tenders bears to (ii) the amount of the fee actually received by the Dealer Manager from the Republic in connection with its engagement hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Republic or information supplied by the Republic on the one hand or the Dealer Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Republic and the Dealer Managers agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for purposes of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), each person, if any, who controls a Dealer Manager within the meaning of Section 15 of the Securities Act of 1933, as amended or Section 20 of the Exchange Act, shall have the same rights to contribution as such Dealer Manager and each official of the Republic who signs the Registration Statement shall have the same rights to contribution as the Republic. The Dealer Managers’ obligations to contribute as provided in this Section 11(d) are several in proportion to their respective purchase obligations and not joint. Notwithstanding anything to the contrary in this Section 11(d), in no event shall a Dealer Manager be required to contribute any amounts in excess of the amount actually paid by the Republic to the Dealer Manager pursuant to Section 5 hereof, provided, however, that the liability hereunder is limited to the aggregate total compensation under the New Notes Underwriting Agreement and this Agreement and for the avoidance of doubt there is no duplication between the liability hereunder and the liability under the New Notes Underwriting Agreement.

(e)        The reimbursement, indemnity and contribution obligations under this Section 11 shall be in addition to any liability that any indemnifying party may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Republic, each Dealer Manager, any affiliate of a Dealer Manager, and any partner, director, officer, agent, employee or controlling person of a Dealer Manager or any such affiliate.

12.        Termination and Survival of Certain Provisions. (a)  This Agreement may be terminated (i) by you (A) upon a withdrawal by you as Dealer Managers under the terms hereof or (B) if the Republic determines to terminate or withdraw the Offer prior to consummation thereof or (ii) by the Republic if it determines to terminate or withdraw the Offer prior to consummation thereof.

(b)        The indemnity and contribution agreements contained in Section 11 hereof, the expense reimbursement agreements contained in Section 6 hereof, the fee agreement contained in Section 5 hereof (to the extent that the transactions contemplated hereby have been consummated) and the representations and warranties of the Republic set forth in Section 8 hereof shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any indemnified party and (iii) the completion of your services hereunder.

13.        Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

(1)	If to you:

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis

CS 70052

92547 Montrouge Cedex

France

E-mail: Liability.Management@ca-cib.com; us.liabilitymanagement@ca-cib.com

Attention: Liability Management

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
U.S.A.
Email: liability.management@hsbcib.com

Attention: Liability Management

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar, planta baja

28660 Boadilla del Monte

Madrid, Spain

Email: LiabilityManagement@gruposantander.com

Attention: Liability Management

The Bank of Nova Scotia, London Branch

201 Bishopsgate

6th Floor

London EC2M 3NS

United Kingdom

Email: LM@scotiabank.com

Phone: +44 20 7826 5932

Attention: Liability Management Group

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

Attention: Liability Management

Telephone: +33 (0)1 42 13 32 16

Email: liability.management@sgcib.com

(2)	If to the Republic:

c/o Republic of Chile
Consul General
Consulate General of Chile
600 Third Avenue #2808
New York, New York 10016
United States of America

cc: The Ministry of Finance
Undersecretary of Finance (Subsecretario de Hacienda)
Teatinos 120, piso 12
Santiago
Chile
Postal Code 8340487

14.        Governing Law; Consent to Jurisdiction; Waiver of Sovereign Immunities. (a)  This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(b)        The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, City of New York, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Republic and, to the fullest extent permitted by law, may be enforced in the competent courts of the Republic, subject to the fulfillment of the requirements for the enforcement of foreign judgments of Chilean law. The Republic hereby irrevocably appoints the person acting as or discharging the function of the Consul General of Chile in the city of New York (the “Process Agent”), with an office on the Commencement Date at 600 Third Avenue, #2808, New York, New York 10016 as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Republic, as the case may be, in care of the Process Agent at the address specified above for the Process Agent and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in New York City by the mailing of copies of such process to itself at its address specified in Section 13 hereof. The prior two sentences notwithstanding, service of process by means of mail may not serve as valid notice under Chilean law for a complaint or judicial action commenced against the Republic.

(c)        Nothing in this Section 14 shall affect the right of any Dealer Manager to serve legal process in any other manner permitted by law or affect the right of such Dealer Manager to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

(d)        To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through sovereign immunity, service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws; provided, however, that the above exception shall not in any way limit the ability of the Dealer Managers to exercise the rights to indemnification and contribution from the Republic set forth in Section 11 hereof. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic, or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws; provided, however, that the above exception shall not in any way limit the ability of the Dealer Managers to exercise the rights to indemnification and contribution from the Republic set forth in Section 11 hereof. In addition, the Republic irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding, that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the grounds that any such action or proceeding has been brought in an inconvenient forum. However, the Republic will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of the Republic located in Chile and with respect to its movable and immovable property which is destined for diplomatic and consular missions and for the residence of the head of such missions or to military purposes, including any such property which is property of a military character or under the control of a military authority or defense agency, or the rights or property of the Chilean Central Bank abroad since such waiver is not permitted under the laws of Chile. The Republic reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to any action brought against it under U.S. federal securities laws or any state securities laws. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (c) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(e)        The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the posting of any bond or the furnishing, directly or indirectly, of any other security.

(f)         Any action arising out of or based on this Agreement may be instituted by each Dealer Manager in any competent court in the Republic.

15.        Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than euros, the Republic’s obligations will be discharged only to the extent that the Dealer Managers may purchase euros with the Judgment Currency. If the Dealer Managers cannot purchase euros in the amount originally to be paid, the Republic agrees to pay the difference. The Dealer Managers, however, agree that, if the amount of the euros purchased exceeds the amount originally to be paid to the Dealer Managers, the Dealer Managers will reimburse the excess to the Republic. The Dealer Managers, however, will not be obligated to make this reimbursement if the Republic is currently in default of its obligations under this Agreement. The foregoing indemnity shall constitute a separate and independent obligation of the Republic and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

16.        Severability. If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Offer and the agreements contained herein are not affected in any manner adverse to any party.

17.        Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by email or facsimile telecopier shall be as effective as delivery of a manually executed counterpart thereof.

18.        Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the parties hereto and the controlling persons referred to in Section 11 hereof and their respective successors and no other person shall have any right or obligation hereunder.

19.        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

20.        Absence of Fiduciary Relationship. The Republic acknowledges and agrees that: (a) the Dealer Managers have been retained pursuant to this Agreement solely to act as Dealer Managers in connection with the Offer and that no fiduciary, advisory or agency relationship between the Dealer Managers, on the one hand, and the Republic, on the other hand, has been created in respect of this Agreement, irrespective of whether the Dealer Managers have advised or are advising the Republic on other matters; (b) the Republic has been advised that the Dealer Managers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Republic and that the Dealer Managers have no obligation pursuant to this Agreement to disclose such interests and transactions to the Republic by virtue of any fiduciary, advisory or agency relationship; and (c) the Republic waives, to the fullest extent permitted by law, any claims it may have against the Dealer Managers pursuant to this Agreement for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Dealer Managers shall have no liability (whether direct or indirect) to the Republic in respect of such a fiduciary duty claim on behalf of or in right of the Republic.

21.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Dealer Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Dealer Manager that is a Covered Entity or a BHC Act Affiliate of such Dealer Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Dealer Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For purposes of this Section 21, the following terms shall have the respective meanings set out below:

i.             “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

ii.            “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

iii.           “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

iv.          “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.          Bail-in Acknowledgment. (a) For purposes of this Section 22, the definitions of certain terms are as follows:

(i)	“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

(ii)	“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

(iii)	“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(iv)	“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/;

(v)	“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and

(vi)	“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(b)          Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and Chile, Chile acknowledges, accepts, and agrees to be bound by:

(i)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to Chile under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)         the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)          the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on Chile of such shares, securities or obligations;

(C)          the cancellation of the BRRD Liability;

(D)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

23.          UK Bail-In Acknowledgement. (a) For purposes of this Section 23, the definitions of certain terms are as follows:

(i)	“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

(ii)	“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and

(iii)	“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

(b)          Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Dealer Managers and Chile, Chile acknowledges, accepts, and agrees to be bound by:

(i)	the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to Chile under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)         the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(B)          the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on Chile of such shares, securities or obligations;

(C)          the cancellation of the UK Bail-in Liability;

(D)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.]

[SIGNATURE PAGE FOLLOWS]

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

REPUBLIC OF CHILE

By:	/s/ Heidi Berner Herrera

Name: Heidi Berner Herrera

Title: Acting Minister of Finance, Republic of Chile

[Signature Page to the Dealer Manager Agreement]

Accepted by:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Atul SODHI
Name: Atul SODHI
Title: Global Markets Division, Global Head of DCM

By:	/s/ Blandin Pierre
Name: Blandin Pierre
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Alexei Remizov
Name: Alexei Remizov
Title: Managing Director

BANCO SANTANDER, S.A.

By:	/s/ Ioannis Kallianiotis
Name: Ioannis Kalianiotis
Title: Executive Director

By:	/s/ Jonathan Blondeau
Name: Jonathan Blondeau
Title: Executive Director

THE BANK OF NOVA SCOTIA, LONDON BRANCH

By:	/s/ James Walter
Name: James Walter
Title: Head of Legal, Europe

By:	/s/ Cesare Roselli
Name: Cesare Roselli
Title: Managing Director

[Signature Page to the Dealer Manager Agreement]

Société Générale

By:	/s/ Sabina Ceddia
Name: Sabina Ceddia
Title: Head of Transaction Management

[Signature Page to the Dealer Manager Agreement]

SCHEDULE I

Eligible Notes

Notes	ISIN	Common Code
1.625% Notes due 2025 (the “2025 Notes”)	XS1151586945	115158694
1.750% Notes due 2026 (the “2026 Notes”)	XS1346652891	134665289
1.440% Notes due 2029 (the “2029 Notes”)	XS1760409042	176040904
1.875% Notes due 2030 (the “2030 Notes”)	XS1236685613	123668561

S-I

SCHEDULE II

New Notes

Euro Notes due 2034

S-II

SCHEDULE III

List of Jurisdictions

(Pursuant to Section 2 of the Dealer Manager Agreement)

United States
European Economic Area
Netherlands
Hong Kong
Taiwan
Japan
Singapore
Canada
Korea
Peru
Brazil

S-III

SCHEDULE IV

Issuer Free Writing Prospectus relating to the Offer as filed with the Commission on June 28, 2023.

S-IV

ANNEX I

FORMS OF OPINIONS AND 10B-5 LETTERS OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

Settlement Legal Opinion:

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis

CS 70052

92547 Montrouge Cedex

France

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York
10018

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar, planta baja

28660 Boadilla del Monte

Madrid, Spain

The Bank of Nova Scotia, London Branch

201 Bishopsgate

6th Floor

London EC2M 3NS

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

[•]

A-I-1

Ladies and Gentlemen:

We have acted as United States counsel to you, as Dealer Managers, in connection with the Republic of Chile’s (the “Republic”) invitation (the “Offer”) to holders of outstanding notes listed in Annex A hereto (collectively, the “Eligible Notes”) to submit offers to exchange Eligible Notes for its notes listed in Annex B (collectively, the “New Notes”) on the terms and subject to the conditions set forth in the Dealer Manager Agreement dated as of June 28, 2023 (the “Dealer Manager Agreement”) among the Republic and you, as the Dealer Managers under the Dealer Manager Agreement, and the Prospectus Supplement (as defined below). The New Notes are to be issued pursuant to a registration statement (No. 333-262548), initially filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”), between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Registration statement No. 333-262548, as amended as of its most recent effective date, June 16, 2023, the date on which the most recent Form 18-K was filed as an amendment thereto, insofar as it relates to the New Notes (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act), including the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated February 22, 2022, filed with the Commission under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; and the related prospectus supplement dated June 28, 2023, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” This letter is furnished pursuant to Section 10(d) of the Dealer Manager Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)          an executed copy of the Dealer Manager Agreement;

(b)          the Registration Statement and the document listed in Schedule I hereto;

(c)          the Prospectus Supplement;

(d)          a copy of the New Notes in global form as executed by the Republic and authenticated by the Trustee;

(e)          a copy of the Indenture, and

(f)           the documents delivered to you by the Republic at the date hereof pursuant to the Dealer Manager Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents and other certificates of public officials and representatives of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

A-I-2

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Chilean law, (ii) that each party has full power, authority and legal right to enter into such agreement or to issue such document, and to perform its obligations thereunder, (iii) that all signatures on all such agreements and documents are genuine, (iv) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Dealer Manager Agreement), and (v) the compliance with the covenants in the Dealer Manager Agreement and with the procedures and restrictions described in the Prospectus Supplement with respect to the conduct of the Offer.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.            The Dealer Manager Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

2.            The Indenture has been duly executed and delivered by Chile under the law of the State of New York and is a valid, binding and enforceable agreement of Chile.

3.            The New Notes have been duly executed and delivered by Chile under the law of the State of New York, and, assuming their due authentication in accordance with the terms of the Indenture and delivery in exchange for Eligible Bonds in the manner contemplated in the Prospectus Supplement, the New Notes are valid, binding and enforceable obligations of Chile, entitled to the benefits of the Indenture.

4.            The statements under the headings “Description of the Securities” in the Base Prospectus and “Description of the New Notes” in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the New Notes and the Indenture, provide a fair summary of such provisions.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (i) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable in relation to transactions of the type contemplated by the Dealer Manager Agreement and the Indenture), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We note that the enforceability of the waiver of immunities by the Republic set forth in Section 14(d) of the Dealer Managers Agreement, Section 9.7(e) of the Indenture, and Paragraph 17(e) of the terms and conditions of the New Notes, is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which Chile may become entitled after the date thereof.

A-I-3

We also note that the designation in Section 14(b) of the Dealer Managers Agreement, Section 9.7(b) of the Indenture and Paragraph 17(b) of the terms and conditions of the New Notes of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York, as the venue for actions or proceedings relating to the Indenture and the New Notes is (notwithstanding the waiver in Section 14(d) of the Dealer Managers Agreement, Section 9.7(e) of the Indenture and Paragraph 17(e) of the terms and conditions of the New Notes) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

[EUR Opinion only: In addition, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.]

We express no opinion as to the enforceability of Paragraph 18 of the terms and conditions of the New Notes relating to currency indemnity.

With respect to Section 14(b) of the Dealer Managers Agreement and Section 9.7(b) of the Indenture and paragraph 17(b) of the New Notes, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Dealer Manager Agreement, the Indenture or the New Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Dealer Managers, solely for your benefit in your capacity as Dealer Managers in connection with the Offer. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority, or (c) in connection with any actual or threatened claim against you relating to the Offer if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

A-I-4

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Jorge U. Juantorena, a Partner

A-I-5

Settlement Disclosure Letter:

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis

CS 70052

92547 Montrouge Cedex

France

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York
10018

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar, planta baja

28660 Boadilla del Monte

Madrid, Spain

The Bank of Nova Scotia, London Branch

201 Bishopsgate

6th Floor

London EC2M 3NS

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

[•], 2023

Ladies and Gentlemen,

We have acted as United States counsel to you, as Dealer Managers, in connection with the Republic of Chile’s (the “Republic”) invitation (the “Offer”) to holders of outstanding notes listed in Annex A hereto (collectively, the “Eligible Notes”) to submit offers to exchange Eligible Notes for its notes listed in Annex B (collectively, the “New Notes”) on the terms and subject to the conditions set forth in the Dealer Manager Agreement dated as of June 28, 2023 (the “Dealer Manager Agreement”) among the Republic and you, as the Dealer Managers under the Dealer Manager Agreement, and the Prospectus Supplement (as defined below). The New Notes are to be issued pursuant to a registration statement (No. 333-262548), initially filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to an indenture, dated as of December 12, 2014, between the Republic and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture, dated as of May 27, 2015. Registration statement No. 333-262548, as amended as of its most recent effective date, June 16, 2023, the date on which the most recent Form 18-K was filed as an amendment thereto, insofar as it relates to the New Notes (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act), including the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated February 22, 2022, filed with the Commission under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; and the related prospectus supplement dated June 28, 2023, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Offer Prospectus.” This letter is furnished pursuant to Section 10(d) of the Dealer Manager Agreement.

A-I-6

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Offer Prospectus and the documents listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Registration Statement, the Offer Prospectus and the documents listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statement (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when the Offer Prospectus was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statement and the Offer Prospectus have been included therein on the authority of officials of Chile, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement and the Offer Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as United States counsel to you, as Dealer Managers, in connection with Chile’s preparation of the Registration Statement, the Offer Prospectus and the documents listed in Schedule I hereto (but excluding the documents incorporated by reference in each of them), we participated in telephone conversations with officials of the Republic, representatives of the Republic’s New York and Chilean counsel, your representatives and representatives of your Chilean counsel, during which telephone conversations the contents of the Registration Statement, the Offer Prospectus and the documents listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in each of the Registration Statement and the Offer Prospectus and certain records and documents furnished to us by Chile.

A-I-7

Based on our participation in such telephone conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)            The Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2022 (the “Annual Report”), as to which we express no view), as of their most recent effective date, June 16, 2023, and the Offer Prospectus, as of the date thereof (except as aforesaid), appear on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.

(b)            No information has come to our attention that causes us to believe that the Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of their most recent effective date, June 16, 2023, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

(c)            No information has come to our attention that causes us to believe that the Offer Prospectus, considered together with the documents listed in Schedule I hereto (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view) as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

We are furnishing this letter to you, as Dealer Managers, solely for your benefit in your capacity as Dealer Managers in connection with the Offer. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein. Notwithstanding the foregoing, you may furnish a copy of this letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority, or (c) in connection with any actual or threatened claim against you relating to the Offer if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Jorge U. Juantorena, a Partner

A-I-8

ANNEX II

FORMS OF OPINIONS AND 10B-5 LETTERS OF GARRIGUES CHILE LIMITADA

Settlement Legal Opinion:

Santiago (Chile), [®], 2023

To each of the addressees listed in

Schedule 1 hereto

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 10(e) of the Dealer Manager Agreement dated as of [®], 2023 (the “Dealer Manager Agreement”) among the Republic of Chile (the “Republic”) and Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Banco Santander, S.A., The Bank of Nova Scotia, London Branch and Société Générale, relating to the offer to holders of the outstanding notes listed on Schedule 2 thereto (collectively, the “Eligible Notes”) to submit offers to exchange Eligible Notes for the Republic’s New Notes listed on Schedule 3 hereto (the “New Notes”) which Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), on the terms set forth in the Dealer Manager Agreement (collectively, the “Offer Materials”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Dealer Manager Agreement.

We have acted as Chilean counsel to the Dealer Managers in connection with the Dealer Manager Agreement. In connection with this opinion, we have examined:

(a)	an executed copy of the Dealer Manager Agreement;

(b)	the New Notes;

(c)	the registration statement on Schedule B (No. 333-262548) initially filed by the Republic under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) on February 4, 2022, (such registration statement, including the documents and information deemed to be a part thereof at the time of effectiveness pursuant to Rule 424(b) under the Securities Act, and the documents incorporated by reference therein, respectively, hereinafter referred to as the “Registration Statement”);

A-II-1

(d)	the base prospectus, dated February 22, 2022, included as part of the Registration Statement (the base prospectus being hereinafter referred to as the “Base Prospectus”);

(e)	the prospectus supplement, dated [®], 2023, relating to the Notes (the “Prospectus Supplement”) (the Base Prospectus, as supplemented by the Prospectus Supplement, in the form it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Final Prospectus”, and collectively with the Eligible Notes, the New Notes, the Dealer Manager Agreement and the Registration Statement, the “Offer Materials”)

(f)	the Political Constitution of the Republic (Constitución Política de la República de Chile) dated 1980, as amended (the “Constitution”);

(g)	Decree Law No. 1,263 (Decreto Ley Nº 1.263) as of 1975, as amended, providing for the rules of financial administration and governance of the Republic (the “Government Financial Administration Act”);

(e)	Decree Law No. 2,349 (Decreto Ley Nº 2.349) as of 1978, as amended, on sovereign immunity of the Chilean State (the “Sovereign Immunity Act”);

(f)	Article 3 of Law No, 21,516 (Ley N° 21.516) published in the Official Gazette on December 20, 2022, authorizing the President of the Republic to incur public indebtedness locally and abroad (the “2023 Budget Law”);

(g)	Supreme Decree No. 2,242 (Decreto Supremo N° 2.342) dated December 27, 2022 of the Ministry of Finance of the Republic and published in the Official Gazette on February 8, 2023 (the “Supreme Decree”);

and such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as we have deemed necessary as a basis for the opinions hereinafter expressed.

As used herein, “Disclosure Package” means the Base Prospectus, the Prospectus Supplement, any press release to be issued by the Republic relating to the Offer prior to the Settlement Date and the issuer free writing prospectuses identified on Schedule IV to the Dealer Manager Agreement, if any.

A-II-2

We have assumed for purposes of this opinion: (i) that the Dealer Manager Agreement has been executed and delivered by the Dealer Managers and that each such party has adequate power, authority and legal right to enter into the Agreement and to perform its obligations under the Dealer Manager Agreement; (ii) the authenticity of all documents examined by us (and the completeness of, and conformity to, the originals of any copies thereof submitted to us) and the genuineness of all signatures; (iii) that the Dealer Manager Agreement has not been terminated pursuant to Section 12 thereof by the Dealer Managers; (iv) that the execution, delivery and performance of the Dealer Manager Agreement and the other documents and instruments provided for by the Dealer Manager Agreement and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound, and (v) that the Dealer Manager Agreement and any other documents referred to in our opinion and executed by the Republic, which are stated to be governed by and construed in accordance with New York Law, based on the opinions contained herein, will have been duly authorized, executed and delivered pursuant to New York Law.

Also in rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Cleary Gottlieb Steen & Hamilton LLP your special U.S. counsel, dated as of even date herewith, rendered pursuant to Section 10 (d) of the Dealer Manager Agreement, and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

Based upon the foregoing, we are of the opinion that:

1.             The Republic has full power and authority to execute and deliver the Dealer Manager Agreement, the Indenture, the New Notes and all other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and deliver the New Notes and to perform the terms thereof.

2.             The acquisition of Eligible Notes for New Notes and the execution and delivery of the Dealer Manager Agreement the Indenture and the issuance of the New Notes by the Republic and all other documents and instruments to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic, and the Dealer Manager Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes the legal, valid and binding obligation of the Republic, enforceable against the Republic in accordance with the terms thereof.

A-II-3

3.             The New Notes, when duly (i) executed by (x) the representative of the Republic designated in accordance with the Supreme Decree and (y) the Treasurer General of the Republic (Tesorero General de la República) (or his/her representative designated in accordance with the Supreme Decree), (ii) authenticated (“refrendados”) by the Comptroller General of the Republic (Contralor General de la República) (or his/her representative designated in accordance with the Supreme Decree) and, based on our understanding that the Indenture (which is governed by New York law) so requires, authenticated by the Trustee in accordance with the Indenture, and (iii) delivered and paid for in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Republic enforceable against the Republic in accordance with the terms thereof and entitled to the benefits of the Indenture

4.             The execution, delivery and performance of the Dealer Manager Agreement and the consummation of the transactions contemplated by the Dealer Manager Agreement (and compliance by the Republic with the terms thereof) do not and will not (i) conflict with or result in a breach of the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, the 2023 Budget Law, the Supreme Decree or any other constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets.

5.            No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution, delivery and performance of the Dealer Manager Agreement by the Republic or for the issue, sale, delivery and performance of the New Notes as contemplated therein and in the Registration Statement, the Disclosure Package and the Final Prospectus, the consummation of the other transactions contemplated by the Dealer Manager Agreement and the compliance by the Republic with the terms of the Dealer Manager Agreement, as the case may be, or for the legality, enforceability, validity or admissibility into evidence of the Dealer Manager Agreement (including the New Notes) against the Republic except for the authorization contained in the 2023 Budget Law and in the Supreme Decree, all of which are in full force have been duly obtained and are in full force and effect on the date hereof.

6.            To the best of our knowledge after due inquiry, other than as set forth in the Offer Materials and the Disclosure Package, including any documents incorporated by reference therein, there are no pending or, threatened, actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would reasonably be expected individually or in the aggregate to have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Dealer Manager Agreement or which are otherwise material in the context of the issuance of the New Notes.

A-II-4

7.             When duly issued, executed and authenticated as described in (d) above, the New Notes will be the direct, unconditional and unsecured obligations of the Republic, the full faith and credit of the Republic will have been pledged for the due and punctual payment of the principal of, interest on, and any Additional Amounts or other amounts required to be paid with respect to, the New Notes, and the performance of the obligations therein contained; when issued, the New Notes will rank pari passu in priority of payment, in right of security and in all other respects with all other External Indebtedness (as defined in the Terms and Conditions of the New Notes) with respect to the Republic now or hereafter outstanding (except to the extent any such other External Indebtedness ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the New Notes)).

8.             The execution, delivery and performance of the Dealer Manager Agreement, the Indenture and the other documents referred to therein and the issuance and sale of the Notes and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Offer Materials and the Disclosure Package, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise); provided, however, that no attachment is possible with respect to properties of the Republic located in Chile, and provided, further, that with respect to the movable and immovable property of the Republic used for diplomatic and consular missions, including the residence of the head of such missions, or for military purposes (including any property of military character or under the control of a military authority or defense agency) or the rights or property of the Chilean Central Bank, the waiver of immunity by the Republic is prohibited by the laws of the Republic. The waiver of immunity, waiver of inconvenient forum and appointment of process agent by the Republic contained in Section 14 of the Dealer Manager Agreement and Section 9.7(b) of the Indenture, the consent by the Republic to the jurisdiction of the courts specified in such Section and the provisions in the Dealer Manager Agreement and Section 9.7(a) of the Indenture that the law of the State of New York shall govern the Dealer Manager Agreement and the Indenture are irrevocably binding on the Republic.

9.             Each of the Dealer Manager Agreement and the Indenture is in proper form under the laws of the Republic for the enforcement thereof in the courts of Chile, and in the legal action of such courts, such courts (i) would recognize and give effect to the respective provisions of the Dealer Manager Agreement, the Indenture and the New Notes that such documents be governed by the laws of the State of New York and (ii) would accordingly apply New York law. However, for its enforceability and admissibility in evidence in the Republic, each such document would need to be translated into Spanish.

A-II-5

10.            Except as referred to in paragraph 11 herein below, there is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Dealer Manager Agreement (except for court clerk and consular fees in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Dealer Manager Agreement or of any other document to be furnished thereunder and neither is it necessary that the Dealer Manager Agreement be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for a translation into Spanish of the Dealer Manager Agreement and/or the Notes performed by a translator appointed by a competent Chilean court, which is required in order to bring an action thereon in the courts of Chile).

11.            The Dealer Managers are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to payments received by the Dealer Manager, as contemplated in the Dealer Manager Agreement except for payments of fees, if any, compensations and reimbursement of costs contemplated in the Dealer Manager Agreement, made to persons domiciled or residing outside of Chile which are (or may be, in the case of reimbursement of costs) subject to a withholding tax at a rate of up to 35% on payments of fees, compensations and, in certain cases, reimbursements of costs contemplated in the Agreement, except for: (a) payments on account of commissions, if any, and reimbursement of expenses, as long as such payments qualify as commissions and reimbursements of expenses according to the Chilean Commercial Code and the Chilean Income Tax Law, in accordance with the guidelines issued on the matter by the Servicio de Impuestos Internos (the Chilean Internal Revenue Service); (b) the payment is deemed to be made under a technical assistance service, in which case it will be subject to a 15% withholding tax, (or a 20% withholding tax if the beneficiary is incorporated, domiciled or resident in a country with a preferential tax regime pursuant to Article 41 H of the Chilean Income Tax Law); or (c) certain payments made to persons resident in a jurisdiction with which Chile has entered into an Organization for Economic Co-operation and Development (OECD) model convention to avoid double taxation, which may be made free of Chilean withholding tax.

12.            It is not necessary under the laws of the Republic that the Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of the Dealer Manager Agreement, and the Dealer Managers will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Dealer Manager Agreement.

A-II-6

13.            All statements in the Offer Materials with respect to the laws of the Republic are true and correct as of the date hereof (insofar as such statements constitute a summary of the documents or matters referred to therein taken as a whole, fairly summarize the provisions of Chilean law therein described) and the information stated in the Offer Materials with regard to the Republic has been included on the authority of the Republic and it is duly authorized to do so under the laws of the Republic.

14.            The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Offer Materials, other than such statutes, regulations and proceedings that have been described therein.

15.            A final, valid and conclusive judgment for the payment of a fixed or readily calculable sum of money against the Republic (a “Monetary Judgment”) rendered by any New York State or federal court sitting in the City of New York having jurisdiction under its laws, over the Republic, in an action arising out of or relating to the Dealer Manager Agreement, the Indenture and the New Notes, would be recognized and enforced against the Republic by the courts of Chile without re-examination or review of the merits of the cause of action in respect of which the original Monetary Judgment was given nor re-litigation of the matters adjudicated upon nor payment of any stamp, registration or similar tax or duty except for court and consular fees and other charges incurred in connection with enforcement proceedings and legalization of exequatur or rogatory documents; provided that the following conditions are met (the existence or nonexistence of which would be determined by the Supreme Court of Chile):

a.	if there exists a treaty as to the enforcement of judgments between Chile and the United States, such treaty will be applied. As at the date hereof no such treaty currently exists between Chile and the United States;

b.	if there is no treaty, the Monetary Judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

c.	if it can be proved that there is no reciprocity the Monetary Judgment cannot be enforced in Chile;

d.	If reciprocity cannot be proved, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is if valid service of process was made upon the parties to the action unless the defendant was able to prove that due to other reasons it was prevented from assuming its defense. However, under Chilean law, service of process by means of mailing copies to the Republic will not be deemed effective to cause proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served by means of mailing copies may be then effectively contested by the Republic in Chile; and

A-II-7

e.	in any event, the judgment shall not be contrary to the public policy of the Republic of Chile, and shall not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts. In this regard, other than as discussed in our qualification at the end of this opinion, we are not aware of any public policy that would affect the enforcement in Chile of a judgment in respect of the Dealer Manager Agreement, the Indenture and the New Notes.

Upon compliance with the above, the courts in the Republic will enforce a final and conclusive Monetary Judgment rendered by a New York State or Federal court sitting in The City of New York having jurisdiction, under its laws, over the Republic, in an action arising out of the Dealer Manager Agreement, the Indenture and the New Notes, in accordance with the procedure contemplated by the Chilean Code of Civil Procedure for the enforcement of foreign judgments. To enforce such Monetary Judgment in Chile rendered in relation to the Dealer Manager Agreement, the New Notes or the Eligible Notes against the Republic, the judgment must be presented to the Supreme Court of Chile, in duly legalized form and translated into the Spanish language by a translator appointed by a competent Chilean court. Said Court will hear whatever presentation the Republic wishes to make, which hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the Monetary Judgment. The Supreme Court will also hear the Supreme Court Prosecutor (“Fiscal Judicial”) as to such limited aspects, and, with only this background, the Supreme Court will declare whether or not the Monetary Judgment should be enforced. If the Supreme Court orders the Republic to perform any payment obligation, the facts must be made known to the President of the Republic so that he/she may issue a supreme decree ordering enforcement of such Monetary Judgment within a 60-day period. The President of the Republic is prohibited by express mandate of the Constitution from exercising judicial functions as well as from reviewing the basis for and the contents of the court’s decision.

We express no opinion as to the enforceability in Chile of a foreign judgment against the Republic that is not a Monetary Judgment or that has been obtained in any court other than the New York State or Federal courts sitting in the City of New York.

16.            The Registration Statement, the Disclosure Package and the Final Prospectus, with respect to or involving the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, the 2023 Budget Law and any other laws, statutes and regulations of or pertaining to the Republic or Chilean law are true and correct as of the date hereof and fairly present the information purported to be shown and the information provided by the Republic in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to itself has been provided by the authorized officials of the Republic on behalf of the Republic.

A-II-8

17.            All statements in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to or involving the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, the 2023 Budget Law, the Supreme Decree and any other laws, statutes and regulations of or pertaining to the Republic or Chilean law are true and correct as of the date hereof and fairly present the information purported to be shown; and the information provided by the Republic in the Registration Statement, the Disclosure Package and the Final Prospectus with respect to itself has been provided by the Republic or any National Government Agency in compliance with the laws and regulations applicable thereto as in effect on the date hereof.

18.            The statements in the Base Prospectus, under the captions “Taxation – Chilean Taxation” and “Description of the Securities,” and in the Prospectus Supplement under the caption “Description of the Notes,” insofar as such statements constitute a summary of the documents or matters referred to therein taken as a whole, fairly summarize the provisions of Chilean law therein described.

19.            The laws of the Republic do not require any statute or regulation or legal or governmental proceeding or any contract or document of the Republic of any character, to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, other than such statutes, regulations, and proceedings that have been described therein.

20.            When issued, the New Notes and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except (as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus), for the withholding currently assessed on payments of interest to bondholders that are not residents of the Republic and except to the extent that such New Notes or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such New Notes or receiving payments thereon.

21.            The Dealer Managers are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to any payments received by any of the Dealer Managers on account of commissions and reimbursement of expenses, as long as such payments qualify as commissions and reimbursements of expenses according to the Chilean Commercial Code and the Chilean Income Tax Law, in accordance with the guidelines issued on the matter by the Servicio de Impuestos Internos (the Chilean Internal Revenue Service).

A-II-9

In connection with our opinion at paragraphs 2, 3, 9 and 15 e. above referring to the validity, binding nature and enforceability in Chile and potential conflict with Chilean law or public policy of the indemnification and contribution provisions contained in Section 11 of the Dealer Manager Agreement, we wish to express that a Chilean court would not find such provisions to be violative of principles of Chilean public policy unless their actual application in a particular case to determine the amount of an indemnification or contribution due by an indemnifying party would, in the judgment of the court, result in a recovery by the indemnified party so arbitrary and unreasonable as to be considered contrary to basic and fundamental principles of the Chilean legal system.

This opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

The opinions expressed herein are limited to questions arising under the laws of the Republic. This opinion letter is furnished to you in your capacity as Dealer Managers and, with respect Crédit Agricole Corporate and Investment Bank HSBC Securities, Banco Santander, S.A., The Bank of Nova Scotia, London Branch and Société Générale, under the Dealer Manager Agreement, and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the Dealer Manager Agreement if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

GARRIGUES CHILE LIMITADA

By:

[®], a Partner

A-II-10

Settlement Disclosure Letter:

Santiago (Chile), [®], 2023

To each of the addressees listed in

Schedule 1 hereto

Republic of Chile

€[®] [®]% Notes due 2034

Ladies and Gentlemen,

This opinion is delivered to you pursuant to Section 8(e)(iii) of the Underwriting Agreement dated [®], 2023 (the “Underwriting Agreement”), among the Republic of Chile (the “Republic”), and Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Banco Santander, S.A., The Bank of Nova Scotia, London Branch and Société Générale (the “Underwriters”), relating to the issuance and sale by the Republic of €[®] aggregate principal amount of its [®]% Notes due 2034 (the “Notes”), which Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes, the Underwriting Agreement and the Indenture (collectively, the “Agreements”) are more fully described in the Registration Statement (as defined below) and the Preliminary Prospectus (as defined below) prepared by the Republic in connection with the issuance of the Notes. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Preliminary Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Registration Statement, the Disclosure Package and the Preliminary Prospectus (except to the extent expressly set forth in letter (o) of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statement (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial, accounting and statistical data included in the Registration Statement, the Disclosure Package and the Preliminary Prospectus, and we have not examined the financial, accounting or statistical records from which such data or information is derived. We note that certain portions of the Registration Statement, the Disclosure Package and the Preliminary Prospectus have been included therein on the authority of officials of the Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Disclosure Package or the Preliminary Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

A-II-11

However, in the course of our acting as special Chilean counsel to the Underwriters in connection with the preparation of the Registration Statement, the Disclosure Package and the Preliminary Prospectus, we participated in conferences and telephone conversations with officials of the Republic, your representatives, representatives of your New York counsel, and representatives of New York and Chilean counsel to the Republic, during which the contents of the Registration Statement, the Disclosure Package and the Preliminary Prospectus and related matters were discussed, and we reviewed certain other documents furnished to us by the Republic.

Based on our participation in such conferences and conversations, our review of such documents as described above according to our limited and non-expert understanding of the United States of America federal securities laws and limited experience we have gained in our practice thereunder, we advise you that:

(a)	No information has come to our attention that causes us to believe that the Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

(b)	No information has come to our attention that causes us to believe that the Disclosure Package (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

(c)	No information has come to our attention that causes us to believe that the Preliminary Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

The opinions expressed herein are limited to questions arising under the laws of the Republic. We provide this opinion letter to you in our capacity as special Chilean counsel to the Underwriters. Furthermore, this opinion letter is furnished to you in your capacity as Underwriters under the Underwriting Agreement or as Trustee under the Indenture, and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose without, in each instance, our prior written consent. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defenses under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

A-II-12

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

Garrigues Chile Limitada

By:

[®], a Partner

A-II-13

ANNEX III

FORMS OF OPINIONS AND 10B-5 LETTERS OF MORALES Y BESA ABOGADOS LIMITADA

Settlement Legal Opinion:

[M&B LETTERHEAD]

Santiago, Chile, [Settlement Date], 2023

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis

CS 70052

92547 Montrouge Cedex

France

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018

U.S.A.

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar, planta baja

28660 Boadilla del Monte

Madrid, Spain

The Bank of Nova Scotia, London Branch

201 Bishopsgate

6th Floor

London EC2M 3NS

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

as the Dealer Managers
named in the Dealer Manager Agreement
referred to below

A-III-1

Re.: Dealer Manager Agreement

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 10(f) of the Dealer Manager Agreement dated as of [●], 2023 (the “Dealer Manager Agreement” or the “Agreement”) among the Republic of Chile (the “Republic”) and Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., and SG Americas Securities, LLC as the Dealer Managers named in the Dealer Manager Agreement, relating to the offer to holders of certain outstanding notes of the Republic listed on Schedule I thereto (collectively, the “Eligible Notes”) to submit offers to exchange Eligible Notes for the Republic’s New Notes listed on Schedule II thereto (the “New Notes”) on the terms and subject to the conditions set forth in the Dealer Manager Agreement and the Invitation Materials (as defined below) (the “Offer”). The New Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Offer has been made by way of a base prospectus dated February 22, 2022, including the documents incorporated therein by reference (the “Base Prospectus”), as supplemented by the prospectus supplement dated [●], 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Invitation Materials”).

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Dealer Manager Agreement.

We have acted as Chilean counsel to the Republic in connection with the Agreement and the Offer. In connection with this opinion, we have examined:

a)	an executed copy of the Dealer Manager Agreement;

b)	the registration statement on Schedule B (No. 333-262548) initially filed by the Republic under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission on February 4, 2022 (such registration statement, including the documents and information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B(f) and Rule 462(b) under the Securities Act, respectively, and the documents incorporated by reference therein, respectively, hereinafter referred to collectively as the “Registration Statement”);

c)	the Invitation Materials;

d)	the Political Constitution of the Republic (Constitución Política de la República de Chile) dated 1980, as amended (the “Constitution”);

e)	Decree Law No. 1,263 (Decreto Ley Nº 1.263) as of 1975, as amended, providing for the rules of financial administration and governance of the Republic (the “Government Financial Administration Act”);

A-III-2

f)	Decree Law No. 2,349 (Decreto Ley Nº 2.349) as of 1978, as amended, on sovereign immunity of the Chilean State (the “Sovereign Immunity Act”);

g)	Article 3 of Law No. 21,516 (Ley Nº 21.516), published in the Official Gazette on December 20, 2022 (the “2023 Budget Law”);

h)	Supreme Decree No. 2,342 (Decreto Supremo N° 2.342) dated December 27, 2022, of the Ministry of Finance of the Republic and published in the Official Gazette on February 8, 2023 (the “Supreme Decree”); and

i)	such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed for purposes of this opinion that: (i) the Dealer Manager Agreement, has been executed and delivered by the Dealer Managers and that each such parties have adequate power, authority and legal right to enter into the Agreement and to perform their obligations under the Agreement; (ii) the authenticity of all documents examined by us (and the completeness of, and conformity to, the originals of any copies thereof submitted to us) and the genuineness of all signatures; (iii) the Dealer Manager Agreement has not been terminated pursuant to Section 12 thereof by the Dealer Managers; (iv) the execution, delivery and performance of the Dealer Manager Agreement and the other documents and instruments provided for by the Dealer Manager Agreement and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound, and (v) the Dealer Manager Agreement and any other documents referred to in our opinion and executed by the Republic, which are stated to be governed by and construed in accordance with New York law, based on the opinions contained herein, will have been duly authorized, executed and delivered pursuant to New York law.

Also in rendering this opinion we have relied, without independent investigation, (i) to the extent this opinion involves any matter of United States Federal and New York law, upon the opinion of Linklaters LLP, special U.S. counsel to the Republic, dated as of even date herewith, rendered pursuant to Section 10(f) of the Dealer Manager Agreement, and (ii) as to matters of fact, to the extent we have deemed proper, on certificates of officers of the Republic and certificates or other written statements of Chilean officials having custody of relevant documents.

Based upon the foregoing, we are of the opinion that:

The Republic has full power and authority to execute and deliver the Dealer Manager Agreement, the Indenture and the New Notes and all other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and exchange the New Notes and to perform the terms thereof.

A-III-3

The issuance and exchange of the New Notes for the Eligible Notes and the execution and delivery of the Dealer Manager Agreement, the Indenture and the New Notes by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic, and the Dealer Manager Agreement and the Indenture constitutes a legal, valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

The New Notes, when duly (A) executed by (i) the representative of the Republic designated in accordance with the Supreme Decree, and (ii) the acting Treasurer General of the Republic (Tesorero General de la República), (B) authenticated (“refrendados”) by the Comptroller General of the Republic (Contralor General de la República) (or his/her representative designated in accordance with the Supreme Decree) and, based on our understanding that the Indenture (which is governed by New York law) so requires, authenticated by the Trustee in accordance with the Indenture, and (C) delivered pursuant to the Offer and the Indenture, will be legal, valid and binding obligations of the Republic enforceable against the Republic in accordance with the terms thereof and entitled to the benefits of the Indenture.

The execution, delivery and performance of the Dealer Manager Agreement, the Indenture, the issuance, exchange and delivery of the New Notes and the consummation of the transactions contemplated by the Dealer Manager Agreement (and compliance with the terms thereof) do not and will not (i) conflict with or result in a breach of the Constitution, the Government Financial Administration Act, the Sovereign Immunity Act, Article 3 of the 2023 Budget Law, the Supreme Decree or any other constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets.

No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained by the Republic (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Dealer Manager Agreement and the New Notes, or for the issue, exchange, delivery and performance of the New Notes as contemplated therein and in the Registration Statement, the consummation of the other transactions contemplated by the Dealer Manager Agreement and the compliance by the Republic with the terms of the Dealer Manager Agreement, or for the validity or enforceability of the Dealer Manager Agreement against the Republic except for the authorization contained in the 2023 Budget Law and in the Supreme Decree, all of which are in full force and effect on the date hereof.

A-III-4

When duly issued, executed and authenticated as described in (3) above, the New Notes will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic will have been pledged for the due and punctual payment of the principal of, interest on and any Additional Amounts or other amounts required to be paid with respect to, the Notes and the performance of the obligations therein contained; when issued, the Notes will rank pari passu in priority of payment, in right of security and in all other respects with all other External Indebtedness (as defined in the Terms and Conditions of the New Notes) with respect to the Republic now or hereafter outstanding (except to the extent any such other External Indebtedness ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the New Notes)).

To the best of our knowledge after due inquiry, other than as set forth in the Registration Statement, the Disclosure Package or the Invitation Materials including any documents incorporated by reference therein, there are no pending or, threatened, actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would reasonably be expected individually or in the aggregate to have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Dealer Manager Agreement, the Indenture and the New Notes.

The execution, delivery and performance of the Dealer Manager Agreement, the Indenture, and the other documents referred to therein, and the exchange of the New Notes and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registrations Statement, the Disclosure Package or the Invitation Materials, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise); provided, however, that no attachment is possible with respect to properties of the Republic located in Chile, and provided, further, that with respect to the movable and immovable property of the Republic used for diplomatic and consular missions, including the residence of the head of such missions, or for military purposes (including any property of military character or under the control of a military authority or defense agency), or the rights or property of the Chilean Central Bank abroad, the waiver of immunity by the Republic is prohibited by the laws of the Republic. The waiver of immunity, waiver of inconvenient forum and appointment of process agent by the Republic contained in Section 14 of the Dealer Manager Agreement, the consent by the Republic to the jurisdiction of the courts specified in such Section and the provisions in the Dealer Manager Agreement that the law of the State of New York shall govern the Dealer Manager Agreement are irrevocably binding on the Republic.

The Dealer Manager Agreement is in proper form under the laws of the Republic for the enforcement thereof in the courts of Chile, and in the legal action of such courts, such courts (i) would recognize and give effect to the respective provisions of the Dealer Manager Agreement that such document be governed by the laws of the State of New York and (ii) would accordingly apply New York law. However, for its enforceability and admissibility in evidence in the Republic, the Dealer Manager Agreement will need to be translated into Spanish.

A-III-5

Except as referred to in paragraph 11 herein below, there is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Dealer Manager Agreement (except for clerk fees in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Dealer Manager Agreement or of any other document to be furnished thereunder and neither is it necessary that the Dealer Manager Agreement be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for its translation into Spanish for submission to the courts of Chile).

Section 5 of the Dealer Manager Agreement providing that the Dealer Managers acknowledge that the Republic shall pay the Dealer Managers a fee in U.S. dollars equal to [●]% of the aggregate principal amount of New Notes issued pursuant to the Offer, is legal, valid and binding, and no Chilean taxes shall apply in connection thereto other than the taxes, if any, that may apply to the fees set forth under the New Notes Underwriting Agreement. With respect to Section 6(a) of the Dealer Manager Agreement, providing that the Republic agrees to pay, or reimburse the Dealer Managers for, the costs and expenses incurred in connection with the Offer and the issuance and sale of the New Notes, such payments on account of reimbursement of expenses will not be subject to taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein, provided that the reimbursement of expenses meet the guidelines issued by the Servicio de Impuestos Internos (SII), the Chilean internal revenue service. With respect to the gross up provision in Section 6 (b) of the Dealer Manager Agreement, such provision is legally valid, binding and enforceable in accordance with its terms.

It is not necessary under the laws of the Republic that the Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of the Agreement, and the Dealer Managers will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreement.

All statements in the Invitation Materials with respect to the laws of the Republic are true and correct as of the date hereof (insofar as such statements constitute a summary of the documents or matters referred to therein taken as a whole, fairly summarize the provisions of Chilean law therein described) and the information stated in the Invitation Materials with regard to the Republic has been included on the authority of the Republic and it is duly authorized to do so under the laws of the Republic.

The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Invitation Materials, other than such statutes, regulations and proceedings that have been described therein.

A-III-6

A final, valid and conclusive judgment for the payment of a fixed or readily calculable sum of money against the Republic rendered by any New York State or federal court sitting in the City of New York having jurisdiction under its laws, in an action arising out of or relating to the Dealer Manager Agreement, the Indenture or the New Notes, as the case may be, would be recognized and enforced against the Republic by the courts of Chile without re-examination or review of the merits of the cause of action in respect of which the original judgment was given nor re-litigation of the matters adjudicated upon nor payment of any stamp, registration or similar tax or duty except for court and consular fees and other charges incurred in connection with enforcement proceedings and legalization of exequatur or rogatory documents; provided that the following conditions are met (the existence or non-existence of which would be determined by the Supreme Court of Chile):

a.	if there exists a treaty as to the enforcement of judgments between Chile and the United States, such treaty will be applied. As at the date hereof no such treaty currently exists between Chile and the United States;

b.	if there is no treaty, the judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

c.	if it can be proved that there is no reciprocity the judgment cannot be enforced in Chile;

d.	if reciprocity cannot be proved, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is if valid service of process was made upon the parties to the action unless the defendant was able to prove that due to other reasons it was prevented from assuming its defense. However, under Chilean law, service of process by means of mailing copies to the Republic will not be deemed effective to cause proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served by means of mailing copies may be then effectively contested by the Republic in Chile; and

e.	in any event, the judgment shall not be contrary to the public policy of the Republic of Chile and shall not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts. In this regard, other than as discussed in our qualification at the end of this opinion, we are not aware of any public policy that would affect the enforcement in Chile of a judgment in respect of the Dealer Manager Agreement.

Upon compliance with the above, the courts in the Republic will enforce a final and conclusive judgment rendered by a New York State or Federal court sitting in The City of New York having jurisdiction, under its laws, over the Republic, in an action arising out of the Dealer Manager Agreement, the Indenture or the New Notes, as the case may be, in accordance with the procedure contemplated by the Chilean Code of Civil Procedure for the enforcement of foreign judgments. To enforce such judgment in Chile rendered in relation to the Agreement or the New Notes against the Republic, the judgment must be presented to the Supreme Court of Chile, in duly legalised form (by the Chilean Consul in New York) and translated into the Spanish language and previously authenticated by the judicial authority of the relevant jurisdiction stating that the judgment was validly rendered and is binding on the parties in accordance with the laws of such jurisdiction. Said Court will hear whatever presentation the Republic wishes to make, which hearing will be limited to aspects relating to such enforcement and not to substantive issues resolved in the judgment. The Supreme Court will also hear the Supreme Court Prosecutor (“Fiscal Judicial”) as to such limited aspects, and, with only this background, the Supreme Court will declare whether the judgment should be enforced. If the Supreme Court orders the Republic to perform any payment obligation, the facts must be made known to the President of the Republic so that he may issue a supreme decree ordering enforcement of such judgment within a 60-day period. The President of the Republic is prohibited by express mandate of the Constitution from exercising judicial functions as well as from reviewing the basis for and the contents of the court’s decision.

A-III-7

We express no opinion as to the enforceability in Chile of a foreign judgment against the Republic that is not a judgment for the payment of a fixed or readily calculable sum of money against the Republic or that has been obtained in any court other than the New York State or Federal courts sitting in the City of New York.

In connection with our opinion at paragraphs 2, 4, 8 and 15(e) above referring to the validity, binding nature and enforceability in Chile and potential conflict with Chilean law or public policy of the indemnification and contribution provisions contained in Section 11 of the Agreement, we wish to express that a Chilean court would not find such provisions to be violative of principles of Chilean public policy unless their actual application in a particular case to determine the amount of an indemnification or contribution due by an indemnifying party would, in the judgment of the court, result in a recovery by the indemnified party so arbitrary and unreasonable as to be considered contrary to basic and fundamental principles of the Chilean legal system.

This opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

The opinions expressed herein are limited to questions arising under the laws of the Republic. This opinion letter is furnished to you in your capacity as Dealer Managers under the Dealer Manager Agreement and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the Offer if required to assist you in establishing defences under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice of its counsel as to the proper application of this opinion letter at such time.

A-III-8

Very truly yours,

MORALES & BESA ABOGADOS LTDA.

By:[●], a Partner

A-III-9

Settlement Disclosure Letter:

[M&B LETTERHEAD]

Santiago, Chile, [Closing Date], 2023

Crédit Agricole Corporate and Investment Bank

12 place des Etats-Unis

CS 70052

92547 Montrouge Cedex

France

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018

U.S.A.

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar, planta baja

28660 Boadilla del Monte

Madrid, Spain

The Bank of Nova Scotia, London Branch

201 Bishopsgate

6th Floor

London EC2M 3NS

United Kingdom

Société Générale

Immeuble Basalte

17 Cours Valmy

CS50318

92972 Paris La Défense Cedex

France

as the Dealer Managers
named in the Dealer Manager Agreement
referred to below

Re.: Dealer Manager Agreement Reliance Letter on Commencement

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 10(f) of the Dealer Manager Agreement dated as of [●], 2023 (the “Dealer Manager Agreement” or the “Agreement”) among the Republic of Chile (the “Republic”) and yourselves as the Dealer Managers named in the Dealer Manager Agreement, relating to the offer to holders of certain outstanding notes of the Republic listed on Schedule I hereto (collectively, the “Eligible Notes”) to submit offers to exchange EUR-denominated Notes due 2034 (the “New Notes”) on the terms and subject to the conditions set forth in the Dealer Manager Agreement and the Disclosure Package (as defined below) (the “Exchange Offer”). The New Notes are to be issued pursuant to an indenture, dated as of December 12, 2014 (the “Base Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Exchange Offer is being made by way of a base prospectus dated February 22, 2022, including the documents incorporated therein by reference (the “Base Prospectus”), as supplemented by the prospectus supplement dated June 27, 2023 (The “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Prospectus together with the free writing prospectuses related to the Exchange Offer filed with the Commission pursuant to Rule 433 under the Securities Act (the “Free Writing Prospectus”), is herein referred to as the “Disclosure Package”.

A-III-10

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Dealer Manager Agreement.

This opinion is delivered to you as of the Commencement Date as such term is defined and used in the Dealer Manager Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial accounting or statistical information, and because many determinations involved in the preparation of the Disclosure Package are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package (except to the extent expressly set forth in letter (o) of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial, accounting and statistical data included in the Disclosure Package, and we have not examined the financial, accounting or statistical records from which such data or information is derived. We note that certain portions of the Disclosure Package have been included therein on the authority of officials of the Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Disclosure Package including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special Chilean counsel to the Republic in connection with the preparation of the Disclosure Package, we participated in conferences and telephone conversations with officials of the Republic, representatives of the Dealer Managers and representatives of New York and Chilean counsel to the Dealer Managers, during which the contents of the Disclosure Package and related matters were discussed, and we reviewed certain other documents furnished to us by the Republic.

Based on our participation in such conferences and conversations, our review of such documents as described above, according to our limited and non-expert understanding of the United States of America federal securities laws and limited experience we have gained in our practice hereunder, we advise you that:

(a)            No information has come to our attention that causes us to believe that the Disclosure Package (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date of the Dealer Manager Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

A-III-11

(b)            No information has come to our attention that causes us to believe that the Disclosure Package (except the financial, accounting and statistical data included therein, as to which we express no view), as of the Commencement Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No information has come to our attention that causes us to believe that the Disclosure Package (except the financial, accounting and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The opinions expressed herein are limited to questions arising under the laws of the Republic. We provide this opinion letter to you in our capacity as special Chilean counsel to the Republic. Furthermore, this opinion letter is furnished to you in your capacity as Dealer Managers under the Dealer Manager Agreement and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, without, in each instance, our prior written consent. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (a) if required by any applicable law or regulation, (b) to any regulatory authority having jurisdiction over you if required by such authority or (c) in connection with any actual or threatened claim against you relating to the issue of the Notes if required to assist you in establishing defences under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this letter in accordance with this sentence and that any such person is not entitled to rely on this letter in any manner as a result of being furnished this letter or for any other reason.

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice from its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

MORALES & BESA ABOGADOS LTDA.

By:	Guillermo Morales E., a partner

A-III-12

ANNEX IV

FORMS OF OPINIONS AND 10B-5 LETTERS OF LINKLATERS LLP

Settlement Legal Opinion:

To the persons listed in Schedule I hereto

(collectively, the “Dealer Managers”)

June [●], 2023

1.

Republic of Chile (the “Issuer”)

Offer to exchange eligible securities for € [●] [●]% Notes due 2034 (the “New Notes”)

We have acted as special United States counsel to the Issuer in connection with the execution by you and the Issuer of the Dealer Manager Agreement, dated [●], 2023 (the “Dealer Manager Agreement”), relating to the Issuer’s offer to exchange the eligible securities listed in Schedule II hereto for New Notes (the “Offer”), under the terms of the Invitation Materials (as defined below). The New Notes are being issued pursuant to the indenture, dated as of December 12, 2014 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of May 27, 2015 (together with the Base Indenture, the “Indenture”).

The Offer has been made by way of a base prospectus dated February 22, 2022, including the documents incorporated therein by reference (the “Base Prospectus”), as supplemented by the prospectus supplement dated [●], 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Invitation Materials”).1

This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or the laws of any other jurisdiction.

The registration statement (File No. 333-262548) (the “Registration Statement”) has become effective under the United States Securities Act of 1933 (the “Securities Act”), the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(2) on [●], 2023, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated under the Securities Act.

1	NTD: References to press releases including pricing information and filed as FWPs to be included in settlement opinion.

A-IV-1

We have examined the Dealer Manager Agreement and the Indenture, [the form of the New Notes]2, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Solely for the purpose of our opinions in paragraphs [7] and [8] below, we have reviewed the statements under the captions [“Description of the Securities,” “Description of the New Notes” and] “Taxation—United States Federal Taxation” in the Base Prospectus and the Supplemental Prospectus. We have assumed that the Issuer has the power to execute and deliver the Dealer Manager Agreement[, the New Notes] and the Indenture and perform its obligations thereunder, that the Dealer Manager Agreement[, the New Notes] and the Indenture have been duly and validly authorized, executed and delivered under the laws of the Republic of Chile by the Issuer, [that the New Notes conform to the form examined by] us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

In our opinion:

The Dealer Manager Agreement has been duly executed and delivered by the Issuer.

[The New Notes have been duly executed, authenticated, issued and delivered by the Issuer, and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.]3

The Indenture has been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Issuer on or prior to the date hereof under the federal laws of the United States and the laws of the State of New York for the execution and delivery of the Dealer Manager Agreement, [the New Notes and] the Indenture and the performance of its obligations thereunder have been obtained or made; provided, however, that for purposes of this paragraph [4] we express no opinion with respect to State securities laws.

The Issuer has, pursuant to Section 14(b) of the Dealer Manager Agreement, [and] Section 9.7(b) of the Indenture [and Paragraph [●] of the terms and conditions of the Notes] validly and irrevocably submitted to the jurisdiction of the courts within The City of New York specified therein with respect to the proceedings specified therein, validly and irrevocably waived any objection to the laying of the venue of such proceedings in any such courts, and has validly appointed the Consul General in New York as its authorized agent for the purpose described in Section 14(b) of the Dealer Manager Agreement and Section 9.7(c) of the Indenture; and service of process effected in the manner set forth in Section 14(b) of the Dealer Manager Agreement and Section 9.7(c) of the Indenture will be effective to confer valid personal jurisdiction over the Issuer in any such proceedings.

2	NTD: New Notes to be covered in settlement opinion.

3	NTD: New Notes to be covered in settlement opinion.

A-IV-2

To the extent that the Issuer has previously acquired any sovereign immunity, the Issuer is not entitled to claim immunity from jurisdiction, service of process, from execution or from attachment in aid of execution, or attachment prior to judgment for itself or any of its assets in any proceedings with respect to the Dealer Manager Agreement, the Indenture [and the New Notes] in a New York State court of competent jurisdiction or a United States federal court of competent jurisdiction sitting in the State of New York, assuming that the execution of the waiver contained in Section 14(d) of the Dealer Manager Agreement [and] Section 9.7(f) of the Indenture [and Paragraph [●] of the terms and conditions of the Notes] by the Issuer was duly authorized and enforceable under the laws of the Republic of Chile, subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976, as amended.

[The statements under the captions “Description of the Securities” in the Base Prospectus and “Description of the New Notes” in the Prospectus Supplement, in each case insofar as those statements summarize provisions of documents governed by New York law therein described, at the date of the Prospectus Supplement and at the time and date of delivery of this opinion, were fair and accurate summaries in all material respects.]4

The statements under the caption “Taxation—United States Federal Taxation” in the Prospectus Supplement, insofar as those statements summarize provisions of United States federal income tax law therein described, at the date of the Prospectus Supplement and at the time and date of delivery of this opinion, were fair summaries in all material respects.

In connection with our opinion in paragraph 5 above, we note that the designation in the Dealer Manager Agreement, the Indenture [and the New Notes] of the United States federal courts set forth therein as venues for proceedings relating to the Dealer Manager Agreement, the Indenture [and the New Notes] is subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under Section 1332 of Title 28 of the United States Code does not exist. In addition, we note that the enforceability of the waiver of immunities by the Issuer set forth in the Dealer Manager Agreement, the Indenture [and the New Notes] is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended.

This opinion is addressed to you solely for your benefit in your capacity as Dealer Managers in connection with the Offer. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by you (i) to the extent required by law, regulation or any governmental or competent regulatory authority, (ii) in connection with legal proceedings in relation to the Offer or (iii) to your affiliates in relation to the Offer, provided that without our express consent, no party to whom the opinion is disclosed may rely on the opinion.

Very truly yours,

Linklaters LLP

4	NTD: to be covered in settlement opinion.

A-IV-3

Settlement Disclosure Letter:

To the persons listed in Schedule I hereto (collectively, the “Dealer Managers”)

[●], 2023

Ladies and Gentlemen:

Offer to Exchange the Eligible Notes of the Issuer listed in Schedule II hereto for

Euro-denominated Notes due 2034 (the “New Notes”) (the “Exchange Offer”)

This is with reference to the registration under the United States Securities Act of 1933 (the “Securities Act”) and the Exchange Offer. The registration statement (File No. 333-262548) (the “Registration Statement”) was filed under Schedule B of the Securities Act in accordance with procedures of the United States Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Exchange Offer [has been][is being] made by way of a base prospectus dated February 22, 2022, including the documents incorporated therein by reference (the “Base Prospectus”), as supplemented by the prospectus supplement dated June 28, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Prospectus, together with the free writing prospectuses related to the Exchange Offer filed with the Commission pursuant to Rule 433 under the Securities Act (the “Free Writing Prospectuses”), is herein referred to as the “Disclosure Package.”

In our capacity as special United States counsel to the Republic of Chile (“Issuer”), we have, along with representatives of the Issuer and representatives of the Dealer Managers, their United States counsel and their Chilean counsel, participated in discussions concerning the contents of the Registration Statement and the Disclosure Package and related matters, reviewed the contents of the Registration Statement and the Disclosure Package and carried out such further enquiries and procedures as we have deemed necessary or appropriate in the circumstances.

On the basis of the information that we gained in the performance of the work referred to above, considered in the light of our understanding of the applicable United States federal securities laws and the experience we have gained through our practice in this field, we confirm to you that, in our opinion, each part of the Registration Statement and the Disclosure Package, at the date of the Prospectus, each appeared on its face to be appropriately responsive, in all material respects relevant to the Exchange Offer, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Further, we confirm to you that nothing that has come to our attention in the course of our acting in our capacity as such counsel has caused us to believe that any part of the Registration Statement, at the date of the Prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Disclosure Package, at the date of the Prospectus and at the time and date of delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A-IV-4

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of disclosure documents are such, however, that we do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Disclosure Package except as provided in paragraphs [7 and 8] of our opinion in connection with the Exchange Offer with respect to certain matters of U.S. law addressed to you and dated the date hereof. In addition, we express no opinion or belief as to the financial or statistical data contained in the Registration Statement or the Disclosure Package, which have been extracted or derived from public official documents or public official statements of the Republic.

The Registration Statement has become effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424(b)(2) on June 28, 2023, the Free Writing Prospectuses were filed with the Commission pursuant to Rule 433 on June 28, 2023, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated under the Securities Act.

This letter is addressed to you solely for your benefit in your capacity as Dealer Managers in connection with the Exchange Offer. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This letter may, however, be disclosed by you (i) to the extent required by law, regulation or any governmental or competent regulatory authority, (ii) in connection with legal proceedings in relation to the Exchange Offer or (iii) to your affiliates in relation to the Exchange Offer, provided that, without our express consent, you may not disclose this letter to any other purchaser or prospective purchaser of the New Notes and no party to whom the letter is disclosed may rely on the letter.

Very truly yours,

Linklaters LLP

A-IV-5